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Exhibit 99.2

Aquila, Inc.
Chief Financial Officer
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Dan Streek, certify that, to my knowledge:

3.
Aquila, Inc.'s quarterly report of Form 10-Q for the quarterly period ending September 30, 2002 accompanying this Certification, in the form filed with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act"); and

4.
The information in the Report fairly presents, in all material respects, the financial condition and results of operations of Aquila, Inc.

        Dated: November 13, 2002

/s/ DAN STREEK Dan Streek Chief Financial Officer Aquila, Inc.

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  Exhibit 99.2